UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, in connection with the previously announced merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated February 9, 2016, between ITC Holdings Corp. (the “Company”), Fortis Inc., FortisUS Inc., and Element Acquisition Sub Inc. (as amended or modified from time to time, the “Merger Agreement”), the Company entered into retention award letter agreements with various executives, including the following persons who are “named executive officers” in the Company’s most recent annual meeting proxy statement: Linda H. Blair, Executive Vice President and Chief Business Unit Officer, Rejji P. Hayes, Executive Vice President and Chief Financial Officer, Jon E. Jipping, Executive Vice President and Chief Operating Officer, and Daniel J. Oginsky, Executive Vice President and Chief Administrative Officer (each a “Recipient”).

Under the terms of the retention award letters, Ms. Blair and Messrs. Hayes, Jipping and Oginsky are eligible to receive a cash bonus payment (the “Retention Award”) in the amount of $921,000, $600,000, $753,000 and $634,500, respectively. The Recipients will receive 30% of the Retention Award if they remain employed with the Company through the consummation of the Merger (the “Closing Date”) and the remaining 70% of the Retention Award if they remain employed with the Company through the first anniversary of the Closing Date. In addition, if the Merger Agreement is terminated prior to the consummation of the Merger, the Recipient will receive 30% of the Retention Award if they are employed on the termination date of the Merger Agreement (the “Termination Date”) and the remaining 70% of the Retention Award if they remain employed with the Company through the first anniversary of the Termination Date. Each Recipient will also be eligible to receive a Retention Award if the Recipient’s employment is terminated without Cause by the Company or for Good Reason by the Recipient or due to the Recipient’s death or Disability (as defined in the applicable long-term disability plan), unless otherwise determined by the chief executive officer of the Company in his sole discretion if the termination occurs prior to the Closing Date or Termination Date. The terms “Cause” and “Good Reason” are defined in the retention award letters. If the Recipient’s employment is terminated by the Company for Cause or by the Recipient without Good Reason, the Recipient will forfeit all rights and eligibility to the unpaid portion of the Retention Award, unless otherwise determined by the chief executive officer of the Company in his sole discretion.  Mr. Hayes’ agreement provides for him to receive an additional award in the amount of $300,000, which is payable if the Merger closes on or before December 31, 2016 and Mr. Hayes remains employed by the Company on the Closing Date.

The retention award letters will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2016

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel